UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2014

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th St,

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2014, Gordmans Stores, Inc. (the “Company”) appointed Andrew T. Hall, 53, as the Company’s new President, Chief Executive Officer (“CEO”) and Secretary. Mr. Hall was also appointed to the Company’s Board of Directors. Mr. Hall will serve as the Company’s principal executive officer. Mr. Hall is replacing T. Scott King, who was serving as the Interim President, CEO and Secretary after the resignation of Jeffrey J. Gordman as President, CEO and Secretary on March 25, 2014. Mr. King will continue to be the Chairman of the Board and a member of the Nominating and Corporate Governance Committee of the Board and will resume his role as a member of the Compensation Committee of the Board.

Mr. Hall joins the Company with more than 20 years of retail management experience, most recently serving as the President and CEO of Stage Stores, Inc. from November 2008 until March 2012. Mr. Hall was a Director on the Board of Directors of Stage Stores, Inc. from March 2008 until March 2012. Mr. Hall served as the President and Chief Operating Officer at Stage Stores, Inc. from February 2006 until November 2008. Stage Stores, Inc. is a Houston based retailer that operates 849 apparel and accessories stores in 40 states, in addition to eCommerce. Prior to Stage Stores, Inc., Mr. Hall served in roles of increasing responsibility with several former May Department Stores Company divisions (now part of Macy’s), most recently serving as Chairman of the Foley’s Department Store Division from 2003 to 2006.

In connection with Mr. Hall’s employment, the Company executed an employment offer letter (the “Offer Letter”) with Mr. Hall dated July 28, 2014. Under the terms of the Offer Letter, Mr. Hall is entitled to (i) an annual base salary of $725,000, subject to increase from time to time at the discretion of the Board of Directors, (ii) participation in the Company’s Incentive Compensation Program, a cash bonus payment program with a target bonus equal to approximately 50% of Mr. Hall’s annual base salary, pro-rated based upon the period of employment during fiscal year 2014, (iii) options to acquire 100,000 shares of the Company’s common stock, pursuant to a Non-Qualified Stock Option Agreement under the Company’s 2010 Omnibus Incentive Compensation Plan, subject to time-based vesting at a rate of 25% per year beginning on the first anniversary of the grant date, (iv) relocation expenses up to $200,000, and (v) severance equal to up to twelve months of base salary upon termination of employment under certain circumstances.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There is no arrangement or understanding pursuant to which Mr. Hall was appointed as President, Chief Executive Officer and Secretary or as a director and no family relationship exists between Mr. Hall and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Hall as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on August 19, 2014, announcing the appointment of Mr. Hall is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Offer Letter, dated as of July 28, 2014, by and between the Company and Andrew T. Hall

99.1	Press Release dated August 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: August 19, 2014	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary